      As filed with the Securities and Exchange Commission on June 11, 2002

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         MANUFACTURERS' SERVICES LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                               04-3258036
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                           300 BAKER AVENUE, SUITE 106
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)


                               ROBERT C. BRADSHAW
                           300 BAKER AVENUE, SUITE 106
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630

    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

===================== ========================= ====================== ====================== ======================
Title of Securities                               Proposed Maximum       Proposed Maximum
to be  Registered     Amount to be Registered    Offering Price Per     Aggregate Offering          Amount of
                                (1)                     Share                  Price            Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.001 par value        6,959,791 shares (2)          $4.67 (3)           $32,502,226 (3)            $2,990
per share
===================== ========================= ====================== ====================== ======================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 6,059,791 shares issuable under the 2000 Equity Incentive Plan, (ii) 500,000 shares issuable under the 2000 Employee Stock Purchase Plan; and (iii) 400,000 shares issuable under the 2000 Non-Employee Director Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 7, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1. PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Manufacturers' Services Limited's Restated Certificate of Incorporation limits the liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and provides that it will indemnify the directors to the fullest extent permitted by such law.

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Manufacturers' Services Limited has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in its Restated Certificate of Incorporation and By-laws.

     Manufacturers' Services Limited has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9. UNDERTAKINGS.

     1. ITEM 512(A) OF REGULATION S-K. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts, on this 11th day of June, 2002.

                                 MANUFACTURERS' SERVICES LIMITED

                                 By: /S/ ALBERT A. NOTINI
                                     -------------------------------
                                     Albert A. Notini
                                     Chief Financial Officer and Executive Vice
                                     President

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Manufacturers' Services Limited, hereby severally constitute and appoint Robert C. Bradshaw, Albert A. Notini, and Alan R. Cormier, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Manufacturers' Services Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                        TITLE                                    DATE

/S/ ROBERT C. BRADSHAW                    Chief Executive Officer, President and Director      June 11, 2002
------------------------------------      (Principal Executive Officer)
Robert C. Bradshaw


/S/ ALBERT A. NOTINI                      Executive Vice President and Chief Financial         June 11, 2002
------------------------------------      Officer (Principal Financial Officer)
Albert A. Notini


/S/ RICHARD J. GAYNOR                     Vice President and Corporate Controller              June 11, 2002
------------------------------------      (Principal Accounting Officer)
Richard J. Gaynor


/S/ KEVIN C. MELIA                        Chairman of the Board and Director                   June 11, 2002
------------------------------------
Kevin C. Melia


/S/ THOMPSON DEAN                         Director                                             June 11, 2002
------------------------------------
Thompson Dean

                                      -4-


/S/ KARL R. WYSS                          Director                                             June 11, 2002
------------------------------------
Karl Wyss


/S/ WILLIAM J. WEYAND                     Director                                             June 11, 2002
------------------------------------
William Weyand


/S/ JOHN F. FORT, III                     Director                                             June 11, 2002
------------------------------------
John F. Fort


/S/ DERMOTT O'FLANAGAN                    Director                                             June 11, 2002
------------------------------------
Dermott O'Flanagan


/S/ CURTIS S. WOZNIAK                     Director                                             June 11, 2002
------------------------------------
Curtis S. Wozniak


                                INDEX TO EXHIBITS

NUMBER    DESCRIPTION

4.1       Restated Certificate of Incorporation (incorporated by reference to
          Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, filed on February 4, 2000).

4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, filed on February 4, 2000).

5.1       Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2      Consent of PricewaterhouseCoopers LLP.

24.1 Power of attorney (included on the signature pages of this registration statement)